UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 3, 2008

Date of report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2008, Monotype Imaging Holdings Inc. (the “Company”) announced that Scott Landers has been hired as the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, effective on July 1, 2008. Mr. Landers will serve as the Company’s principal financial officer.

Since September 2007 until he joins the Company, Mr. Landers, age 37, has served as the Vice President of Global Finance at Pitney Bowes Software, a global provider of location intelligence solutions that integrate software, data and services for businesses and governments, which is a subsidiary of Pitney Bowes Inc. created by combining MapInfo Corporation and Group1 Software. As Vice President of Global Finance, he has been responsible for managing global accounting, financial planning and analysis, international finance and business processes and controls. From June 2003 until September 2007, Mr. Landers served as Vice President of Finance at MapInfo Corporation, which was acquired by Pitney Bowes Inc. in April 2007. Mr. Landers began his employment with MapInfo in 1997, where he served as a Revenue Manager of MapInfo from October 1997 to December 2000 and the Director of Finance of MapInfo Canada from December 2000 to June 2003. Prior to joining MapInfo, Mr. Landers was a Business Assurance Manager with Coopers & Lybrand from September 1992 to October 1997. Mr. Landers is a Certified Public Accountant. Mr. Landers holds a bachelor’s degree in accounting from LeMoyne College and a master of business administration from the College of St. Rose.

Pursuant to an Offer Letter, which was signed by Mr. Landers on June 3, 2008 (the “Offer Letter”), the Company has agreed to pay Mr. Landers an annual base salary of $250,000, with a target bonus of 40% of his base salary, pro-rated for the term of his employment in 2008. The Company has also agreed to pay Mr. Landers a signing bonus of $55,000, which is due upon his commencement of employment, and to reimburse Mr. Landers for reasonable and customary relocation expenses, which the Company estimates will total approximately $75,000. In connection with Mr. Landers’ commencement of employment, the Company has agreed to grant him long-term equity incentive awards with an aggregate fair value, based on the Black-Scholes formula, of $800,000, one third of which will be in the form of restricted stock and two thirds of which will be in the form of non-qualified stock options. All of these awards will vest over four years based on continued employment, with 25% vesting after 12 months and the remainder vesting quarterly thereafter. While the actual number of restricted shares and shares subject to options will depend upon the value of the Company’s stock on the grant date, the Company has agreed that he will receive a minimum of 17,600 restricted shares and an option for a minimum of 54,800 shares. As a condition to his employment, Mr. Landers will be required to enter into the Company’s standard form of executive employment agreement with severance benefits for 12 months.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter.

A press release issued by the Company on June 3, 2008 regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer letter by and between Monotype Imaging Inc. and Scott Landers dated June 3, 2008

99.1	Press Release of Monotype Imaging Holdings Inc. issued on June 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

Date: June 3, 2008

By:  /s/  Douglas J. Shaw

        Douglas J. Shaw

        President and Chief Executive Officer

        (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer letter by and between Monotype Imaging Inc. and Scott Landers dated June 3, 2008

99.1	Press Release of Monotype Imaging Holdings Inc. issued on June 3, 2008